Exhibit 99.1

Edge Petroleum Announces First Half Financial Results With Record Production
and Provides Updated 2006 Guidance

          HOUSTON, Aug. 2 /PRNewswire-FirstCall/ -- EDGE PETROLEUM CORPORATION (Nasdaq: EPEX) today reported financial results for the second quarter and first half of 2006 and provided updated 2006 guidance.  Production for the second quarter and first half of 2006 was the highest ever reported at 4.5 Bcfe and 8.8 Bcfe, respectively.  Revenue for the second quarter and first half of 2006 was approximately 30% and 40% higher, respectively, than in the same periods in 2005. Highlights included:

*

Second quarter 2006 production was a record high of 4.5 Bcfe as compared to 4.1 Bcfe for the same period in 2005, an increase of 10%. Production for the first half of 2006 was 6% higher than the same prior year period.

*

Second quarter 2006 revenue was $33.9 million as compared to $26.2 million for the same period in 2005, an increase of 29%.  Revenue for the first half of 2006 was 40% higher than the same prior year period.

*

Second quarter of 2006 results were impacted by our mark-to-market derivative contracts.  Non-cash net unrealized pre-tax derivative gains of $1.0 million and $2.8 million are included in total revenue for the three- and six-month periods ended June 30, 2006, respectively.  In the same periods of 2005, we reported a non-cash net unrealized pre-tax derivative gain of $0.3 million and a loss of $0.6 million, respectively.  In 2006, we applied mark-to-market accounting treatment to all of our derivatives contracts, whereas in 2005 we applied cash flow hedge accounting treatment to our natural gas derivative contracts.  The effect of this change in accounting treatment is that now all changes to the fair value of our derivative contracts are recorded immediately in revenue as unrealized gains or losses until the contracts settle.

          Production for the second quarter and first half of 2006 was 4.5 Bcfe and 8.8 Bcfe, respectively.  This compares to production for the prior year second quarter of 4.1 Bcfe and first half of 2005 of 8.3 Bcfe.  Our average realized price was $7.57 per Mcfe for the second quarter of 2006 compared to $6.46 per Mcfe for the prior year second quarter.  For the first half of 2006, our average realized price was $7.83 per Mcfe compared to $5.95 per Mcfe in the same prior year period.

          As a result of higher average realized prices and higher production from properties acquired at year-end 2005 and our recent drilling results, we reported an increase in revenue of 29% for the second quarter and 40% for the first half of 2006 compared to the same periods in 2005.  Revenue for the second quarter of 2006 was $33.9 million compared to $26.2 million in the same period of 2005.  Revenue for the first half of 2006 was $68.9 million compared to $49.2 million for the first half of 2005.

          Total operating expenses for the second quarter and first half of 2006 were $24.4 million and $48.1 million, respectively, compared to $15.1 million and $30.7 million for the same periods in 2005.  Depletion costs for the second quarter of 2006 totaled $16.3 million and averaged $3.65 per Mcfe compared to $8.8 million for the second quarter of 2005 that averaged $2.18 per Mcfe.  For the first half of 2006, depletion totaled $32.0 million, or an average of $3.64 per Mcfe, compared to $17.4 million or an average of $2.10 per Mcfe for the same period in 2005.  Other general and administrative (G&A) costs for the second quarter of 2006, which does not include deferred compensation expense or bad debt expense, were $3.1 million, 32% higher than the comparable prior year period total of $2.4 million primarily due to higher staffing levels and compensation expense, added office space, increased franchise tax and legal costs.  For the first half of 2006, other G&A costs, excluding deferred compensation and bad debt expense, totaled $5.8 million, 21% higher than the comparable 2005 period.

          During the second quarter and first half of 2006, we recorded a non-cash credit of $296,000 and $267,000, respectively, as compared to a credit of $90,000 and a charge of $172,000 for the same periods in 2005 as required by Financial Accounting Standards Board Interpretation No. (FIN) 44, “Accounting for Certain Transactions Involving Stock Compensation.”  FIN 44 requires, among other things, a non-cash charge to compensation expense if the price of Edge’s common stock on the last trading day of each reporting period is greater than the strike price of certain stock options.  The average price used to calculate the compensation expense was $19.96 per share at June 30, 2006 as compared to $24.77 per share at March 31, 2006, $24.65 per share at December 31, 2005, $26.69 per share at September 30, 2005, and $15.68 at June 30, 2005.  Edge had 56,000 options with a strike price of $7.0625 per share and 6,000 options with a strike price of $7.28 per share outstanding as of June 30, 2006 that are subject to this treatment.

          Below is a recap of net income and pro forma net income excluding the impact of deferred compensation related to FIN 44 and the unrealized derivative activity:

	Three Months Ended June 30,		Six Months Ended June 30,

	2006	2005	2006	2005

Net Income	$5,795	$7,209	$12,687	$11,933
Add:
Deferred Compensation - repriced options (credit) charge	(296)	(90)	(267)	172
Tax impact	104	32	93	(60)
Net Deferred Compensation - repriced options	(192)	(58)	(174)	112
Add:
Unrealized derivative loss (gain)	(1,037)	(329)	(2,817)	554
Tax impact	363	115	986	(194)
Net Unrealized derivative loss (gain)	(674)	(214)	(1,831)	360
Pro Forma Net Income (A)	$4,929	$6,937	$10,682	$12,405

(A)

This information is provided because management believes exclusion of the impact of deferred compensation related to FIN 44 and the impact of the Company’s derivatives not accounted for as cash flow hedges (both tax adjusted) will help investors compare results between periods and identify operating trends that could otherwise be masked by these items and to highlight the impact that commodity price volatility may have on our results.

          Second quarter 2006 net income was $5.8 million, or basic earnings per share of $0.33 and diluted earnings per share of $0.32, as compared to the same period a year ago of $7.2 million, or $0.42 basic earnings per share and $0.40 diluted earnings per share.  Excluding deferred compensation related to FIN 44 and the unrealized gain on our derivative contracts, pro forma net income for the second quarter of 2006 was $4.9 million, or basic earnings per share of $0.28 and diluted earnings per share of $0.27 compared to $6.9 million, or basic earnings per share of $0.41 and diluted earnings per share of $0.39 for the same period in 2005.

          Net income for the first half of 2006 was $12.7 million, or basic earnings per share of $0.73 and diluted earnings per share of $0.70, an increase in net income of 6% compared to the same period a year ago of $11.9 million, or basic earnings per share of $0.70 and diluted earnings per share of $0.67. Excluding deferred compensation related to FIN 44 and the unrealized non-cash gain or loss on our oil derivative, pro forma net income for the first half of 2006 decreased 14% totaling $10.7 million, or basic earnings per share of $0.62 and diluted earnings per share of $0.59, compared to pro forma net income for the first half of 2005 of $12.4 million or basic earnings per share of $0.73 and diluted earnings per share of $0.70.

          Net cash flow provided by operating activities for the second quarter of 2006 was $21.3 million as compared to $15.8 million for the same period in 2005.  Net cash flow provided by operating activities before working capital changes for the second quarter of 2006 was $24.7 million compared to $20.0 million for the same period in 2005.  For the first half of 2006, net cash flow provided by operating activities was $46.4 million and net cash flow provided by operating activities before working capital changes was $49.8 million.  Net cash flow provided by operating activities and net cash flow provided by operating activities before working capital changes for the first half of 2005 were $33.7 million and $37.2 million, respectively.  See the attached schedule for a reconciliation of net cash flow provided by operating activities to net cash flow provided by operating activities before working capital changes.

          Debt was $105.0 million at June 30, 2006 as compared to $85.0 million at December 31, 2005 and $13.0 million at June 30, 2005.  The ratio of debt to total capital at June 30, 2006 was 33.6% as compared to 30.7% at December 31, 2005.

          Michael G. Long, Edge’s Executive Vice President and Chief Financial Officer, commented on the quarterly results, noting, “We are very pleased with our operating and financial results this quarter, which were achieved despite a challenging operating environment.  We did an excellent job managing our operating costs, resulting in an enviable cost structure and our hedging strategies added additional value.  In response to our concern about near term gas markets, the operating environment and production to date, we have revised our guidance for the balance of the year.  Yet we remain optimistic about the opportunities we are developing for the balance of this year and next year.”

          Edge’s guidance for the third quarter and full year 2006, compared to actual results from second quarter 2006 and full year 2005, is shown below.

	Third Quarter 2006E	Full Year 2006E	Second Quarter Actual 2006	Actual Full Year 2005

Production, Bcfe	4.5 - 4.8	17.5 - 20.0	4.5	16.4
% Gas	80%	80%	79%	77%
Operating Costs Structure, $ per Mcfe
Oil and gas operating expenses	$0.50 - $0.55	$0.50 - $0.55	$0.50	$0.52
Ad Valorem Taxes	$0.15 - $0.20	$0.15 - $0.20	$0.15	$0.10
Severance Tax, % of Revenue	5.5% - 6.0%	5.5% - 6.0%	5.03%	5.68%
Cash G&A (A)	$0.62 - $0.66	$0.60 - $0.65	$0.70	$0.60
DD&A and Accretion	$3.70 - $3.75	$3.67 - $3.72	$3.70	$2.46

(A)	Assumes no non-cash, FIN 44 related charges, stock option expense or restricted stock amortization.

          In the normal course of business we enter into price risk management transactions, including commodity price collars, swaps and floors to mitigate our exposure to commodity price movements, but not for trading or speculative purposes.  As of the first quarter of 2006, we do not apply cash flow hedge accounting treatment to any of our contracts.  Price risk management transactions for 2006 are shown below.

Duration	Volumes per day	Price Floor	Price Cap

Third Quarter 2006	10,000 MMbtu	$7.00	$10.50
	10,000 MMbtu	$7.00	$16.10
	400 Bbl	$55.00	$80.00
Fourth Quarter 2006	10,000 MMbtu	$7.00	$10.50
	10,000 MMbtu	$7.00	$16.10
	400 Bbl	$55.00	$80.00

All natural gas prices are settled monthly at Houston Ship Channel and crude oil prices are settled at West Texas Intermediate Light
Sweet Crude Oil.

          Edge Petroleum Corporation is a Houston-based independent energy company that focuses its exploration, production and marketing activities in selected onshore basins of the United States.  Edge common stock is listed on the NASDAQ Global Select Market under the symbol “EPEX.”

          Edge will discuss operations and financial results with any interested parties during its conference call on August 3, 2006 at 1:30 p.m. CDT. Interested parties may participate by dialing 888-694-4702 (ID#: 7622587). The call will also be webcast and can be accessed by logging onto the web at http://www.videonewswire.com/event.asp?id=34769.  If you are unable to participate during the live webcast, the call will be archived at www.edgepet.com in the Investor Relations page of the site.

          Statements regarding production volumes, hedging levels, all guidance, forecasts and guidance for the third quarter and full year 2006, including production and operating costs, growth in operational activities, performance goals and other statements that are not historical facts contain predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved.  Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, the availability of drilling equipment and services, uncertainties about the estimates of reserves, competition, government regulation and the ability of the Company to meet its stated business goals and matters stated in “Risk Factors” and elsewhere in the Company’s most recent Annual Report or Form 10-K filed with the SEC.

EDGE PETROLEUM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2006	2005	2006	2005

	(in thousands, except per share amounts and prices)
OIL AND NATURAL GAS REVENUE
Oil and natural gas sales	$31,199	$26,228	$64,094	$50,157
Gain (loss) on hedging and derivatives	2,679	(18)	4,778	(1,003)
Total revenue	33,878	26,210	68,872	49,154
OPERATING EXPENSES:
Oil and natural gas operating expenses	2,260	1,802	4,449	4,044
Severance and ad valorem taxes	2,236	1,785	4,825	3,651
Depletion, depreciation, amortization and accretion	16,545	8,939	32,338	17,575
General and administrative expense:
Deferred compensation - repriced options	(296)	(90)	(267)	172
Deferred compensation - restricted stock	522	262	858	406
Deferred compensation - stock options	—	—	42	—
Bad debt expense	—	—	—	11
Other general and administrative expenses	3,122	2,357	5,839	4,836
Total operating expenses	24,389	15,055	48,084	30,695
OPERATING INCOME	9,489	11,155	20,788	18,459
OTHER INCOME AND EXPENSE:
Interest income	32	24	70	56
Interest expense, net of amounts capitalized	(545)	—	(1,213)	—
Amortization of deferred loan costs	(41)	(36)	(83)	(71)
INCOME BEFORE INCOME TAXES	8,935	11,143	19,562	18,444
INCOME TAX EXPENSE	(3,140)	(3,934)	(6,875)	(6,511)
NET INCOME	$5,795	$7,209	$12,687	$11,933
BASIC EARNINGS PER SHARE	$0.33	$0.42	$0.73	$0.70
DILUTED EARNINGS PER SHARE	$0.32	$0.40	$0.70	$0.67
BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	17,372	17,120	17,306	17,081
DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	18,105	17,796	18,043	17,745
Production:
Gas - Mcf	3,578	3,083	7,007	6,285
Natural gas liquids (NGL) - Bbls	65	83	126	167
Oil - Bbls	85	80	172	163
Gas Equivalent - Mcfe	4,478	4,059	8,792	8,264
Realized Product Prices:
Gas - $ per
Mcf (A) (B)	$7.44	$6.76	$7.91	$6.28
NGL - $ per Bbl	$23.14	$17.15	$21.90	$17.31
Oil - $ per Bbl (A) (C)	$67.74	$49.56	$62.23	$41.62
Gas Equivalent - $ per Mcfe	$7.57	$6.46	$7.83	$5.95

Notes:
(A)	Includes the effect of hedging and derivative transactions.
(B)

The average realized price, excluding unrealized derivative gains related to our natural gas collars, was $7.13 per Mcfe and $7.47 per Mcf for the three- and six-month periods ended June 30, 2006, respectively.  There was no unrealized derivative impact related to natural gas collars in 2005 due to different accounting treatment applied.

(C)

The average realized price, excluding unrealized derivative loss related to our oil collars, was $68.65 per barrel and $64.02 per barrel for the three- and six-month periods ended June 30, 2006.  The average realized price, excluding unrealized derivative losses related to our oil collars, was $45.43 per barrel and $45.03 per barrel for the three- and six-month periods ended June 30, 2005.

EDGE PETROLEUM CORPORATION
Non-GAAP Disclosure Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,

	2006	2005	2006	2005

	(in thousands)
Net cash flow provided by operating activities	$21,304	$15,770	$46,370	$33,740
Changes in working capital accounts	3,406	4,193	3,429	3,495
Net cash flow provided by operations before working capital changes	$24,710	$19,963	$49,799	$37,235

Note:

Management believes that net cash flow provided by operating activities before working capital changes is relevant and useful information that is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt.  Net cash flow provided by operating activities before working capital changes is not a measure of financial performance prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities.  In addition, since net cash flow provided by operating activities before working capital changes is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SOURCE  Edge Petroleum Corporation
          -0-                                                            08/02/2006
          /CONTACT:  Michael G. Long, Chief Financial Officer of Edge Petroleum Corporation, +1-713-654-8960/
          /Web site:  http://www.edgepet.com /
          (EPEX)